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                                                                    EXHIBIT 10.1


                            FORM OF LICENSE AGREEMENT


         THIS LICENSE AGREEMENT (the "Agreement") is made as of the 31st day of December, 1998, by and between Smith/Packett Med-Com, Inc., a Virginia corporation (together with its successors and assigns, the "Licensee") and BCC Investments Corp., Inc., a Delaware corporation ("BIC") and wholly-owned subsidiary of Balanced Care Corporation (together with BIC's successors and assigns, the "Licensor").

                                    RECITALS

         WHEREAS, the Licensor is the author and owner of those certain manuals, drawings, plans, and specifications listed on Schedule A attached hereto and incorporated herein (collectively, the "Plans") for the design and construction of a _ prototype, _____ story, ___-unit, ___-bed adult care residence (the "Facility") to be constructed and completed by Licensee in ______________, _______________ (the "Project"); and

         WHEREAS, the Licensee is desirous of obtaining certain rights with respect to Licensor's Plans and Licensor is willing to license such rights according to the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                               ARTICLE I - LICENSE

         1.1 LICENSE. Licensor hereby grants to Licensee only, the non-exclusive, nonassignable, nontransferable license to use, adapt and reproduce the Plans but only in connection with the Project (the "License"), such License being subject to the terms and conditions of this Agreement. Except as may be specifically set forth herein, Licensee shall not use, adapt or reproduce the Plans separately or in connection with any activity other than the Project unless Licensee has obtained the prior written consent of Licensor (which consent may be withheld in Licensor's sole and absolute discretion).

         1.2 PLAN ADAPTATIONS. Under the License granted hereby, Licensee may adapt the Plans in order to cause the Project to be in compliance with all applicable federal, state and local laws, regulations, codes, ordinances, statutes and other rules including, without limitation, all building codes and any regulations promulgated by the [Health Care Agency] regarding adult care residences (collectively, the "Governing Regulations") of all governing authorities having jurisdiction over the Project (collectively, the "Governing Authorities"). All rights in adaptations to the Plans shall be owned by Licensor and Licensee shall reasonably



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cooperate with Licensor, at Licensor's sole cost and expense, in the preparation and prosecution of any patent or copyright applications or other documents to protect such rights in Licensor's name.

         1.3 COPIES; SUBMISSION OR DISTRIBUTION OF PLANS. Under the License granted hereby, Licensee may:

                  1.3.1 Retain copies of the Plans for information and reference purposes in connection with the construction, completion, maintenance, repair, non-structural alteration, use, operation and occupancy of the Facility; and

                  1.3.2 Provide contractors, subcontractors and material or equipment suppliers who agree to be bound by the terms hereof with applicable portions and/or copies of the Plans in connection with such party's work on the Project; and

                  1.3.3 Provide portions and/or copies of the Plans to Governing Authorities in order to ensure that the Plans meet the requirements of the Governing Regulations.

         1.4 ADDITIONS AND STRUCTURAL ALTERATIONS. Notwithstanding the License granted hereby, Licensee shall not use the Plans for future additions or structural alterations to the Project, for any other party or for any other purpose, without the prior written consent of Licensor (which consent may be withheld in Licensor's sole and absolute discretion).

         1.5 PROMOTIONAL MATERIALS. Notwithstanding the License granted hereby, Licensee shall not include any representations regarding the Plans that involve any reference to Licensor or the Plans, including, without limitation, adaptations, photographs, drawings, sketches or other renderings in any promotional or professional materials without Licensor's prior written consent (which consent may be withheld in Licensor's sole and absolute discretion).

         1.6 TERM OF LICENSE. Unless sooner terminated pursuant to Article V of this Agreement, the License granted hereby shall automatically terminate upon Substantial Completion of the Facility. As used herein, the term "Substantial Completion" shall mean the issuance by the appropriate Governing Authorities of a certificate of occupancy (or its equivalent).

         1.7 ASSIGNMENT OF LICENSE. Licensee shall not assign, delegate, sublicense, pledge or otherwise transfer the License or any other rights granted hereby or obligations undertaken hereunder to any other party without the prior written consent of Licensor (which consent may be withheld in Licensor's sole and absolute discretion).

         1.8 RETENTION OF RIGHTS. Notwithstanding the License granted hereby, Licensee acknowledges and agrees that Licensor (i) is the author and owner of the Plans and (ii) retains all common law, statutory and other reserved rights to the Plans, including, without limitation, copyrights and the right to use and license others to use the Plans (together with any modifications, adaptations or derivations thereof) separately or in connection with any activity of Licensor during the term of this Agreement and indefinitely thereafter.



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                            ARTICLE II - COMPENSATION

         2.1 COMPENSATION. As compensation for the License granted hereby, Licensee agrees to pay Licensor a fee in the amount of $ [Total Compensation], which fee shall be paid as follows: (i) $100,000 due and payable upon closing of construction financing for the Project (the "Closing"); (ii) $ [Total Monthly Compensation] due and payable in twelve equal installments of $ [Monthly Installments] commencing on the first business day of the month immediately following the Closing and on the first business day of each successive calendar month for the next twelve months; and (iii) $ [Certificate of Occupancy Compensation] due and payable upon the issuance of a certificate of occupancy or its equivalent for the Project (the "Certificate of Occupancy").

                               ARTICLE III - PLANS

         3.1 DELIVERY OF PLANS. Upon execution and delivery of this Agreement by the parties hereto, Licensor will provide Licensee with a complete set of Plans on CAD disks to be used by Licensee in connection with the Project in accordance with the terms and conditions of this Agreement.

         3.2 RETURN OF PLANS. Except as set forth in Section 1.3, the Plans (including any adaptations made by Licensee) and any copies or computer diskettes of the foregoing, will, at Licensor's option, either be returned to Licensor or destroyed upon the earlier to occur of (i) Substantial Completion of the Facility or (ii) termination of the License pursuant to Article V.

         3.3. LICENSOR'S REPRESENTATIONS AND WARRANTIES. Licensor represents and warrants to Licensee as follows:

                  3.3.1 The Plans (in their original form when provided to Licensee under Section 3.2), in all material respects:

                           3.3.1.1 Provide for the construction of all buildings
and related improvements necessary for the proper and efficient construction of the Facility; and

                           3.3.1.2 Illustrate and describe the design of the
Facility and establish the scope, relationships, forms, size and appearance of the Facility by means of appropriate plans, sections and elevations; and

                           3.3.1.3 Fix and describe the size and character of
the Facility as to architectural, structural, mechanical and electrical systems and equipment layout; and

                           3.3.1.4 Describe the requirements for construction of
the Facility and detail the quality levels of the materials and systems required for the Facility.

                  3.3.2 The Facility, if constructed in accordance with the Plans (in their original form when provided to Licensee under Section 3.2), will be structurally and architecturally sound in all material respects.



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                  3.3.3 Notwithstanding the foregoing, Licensor makes no
representations or warranties, express or implied, with respect to:

                           3.3.3.1 The Plans or the Facility following any
adaptations to the Plans made by Licensee (including, without limitation, the architectural or structural soundness of the Facility); or

                           3.3.3.2 The compliance of the Plans with any
Governing Regulations; or

                           3.3.3.3 The adaptability of the Plans to conform with
any Governing Regulations.

         3.4      NO OTHER RESPONSIBILITIES.

                  3.4.1    Licensor is not responsible for any of the following:

                           3.4.1.1 Adherence to or adaptation of the Plans by
Licensee; or

                           3.4.1.2 Approval of the Plans by any Governing
Authorities; or

                           3.4.1.3 Compliance of the Plans with any Governing
Regulations; or

                           3.4.1.4 Construction or completion of the Project; or

                           3.4.1.5 The quality of construction or workmanship of
the Project; or

                           3.4.1.6 Payment for furnishing of labor, materials or
any other work or services in connection with the Project; or

                           3.4.1.7 Establishing or maintaining any of Licensee's
relationships or contracts with any contractors, subcontractors, materialmen or laborers performing work, supplying materials or providing services in connection with the Project.

                  3.4.2 NO JOINT VENTURE OR PARTNERSHIP. Neither anything contained in this Agreement nor the acts of the parties hereto shall create, or be construed to create, a partnership or joint venture between Licensor and Licensee. Licensee is not the agent or representative of Licensor and nothing contained herein shall make, or be construed to make, Licensor liable to any person for materials or labor supplied to Licensee, services performed at the direction of Licensee or for debts or claims accruing against Licensee.

                          ARTICLE IV - LETTER OF CREDIT

         4.1 LETTER OF CREDIT. As security for Licensor's representations and warranties under Article III, Licensor shall provide Licensee with a letter of credit in the form attached hereto and




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incorporated herein as Exhibit A (the "Letter of Credit") in an amount equal to
10% of the project costs for the Project. The Letter of Credit will be provided to Licensee on or before Closing. Licensor shall maintain the Letter of Credit in favor of Licensee until the earlier to occur of (i) 24 months following the issuance of the Certificate of Occupancy or (ii) Stabilized Occupancy of the Facility. As used herein, the term "Stabilized Occupancy" shall mean that point in time when 85% or more of the Facility's licensed beds are sold for a consecutive two month period. The Letter of Credit shall be for an initial term of one year and shall be automatically renewed for successive terms of at least one year until the Letter of Credit is no longer required to be maintained as set forth herein.

         4.2 DRAWS. Licensee may draw under the Letter of Credit in accordance with its terms upon the occurrence of a breach by Licensor of any of the representations and warranties contained in Article III.

         4.3 SUBSTITUTE LETTER OF CREDIT. Licensor may, from time to time, deliver a substitute Letter of Credit meeting the requirements of this Article whereupon the original Letter of Credit will be released.

         4.4 COST OF THE LETTER OF CREDIT. The Letter of Credit shall be obtained at the sole cost and expense of Licensor.

                      ARTICLE V - TERMINATION AND REMEDIES

         5.1 TERMINATION BY LICENSOR. Licensor may terminate the License granted hereby if (i) Licensee breaches its obligations under this Agreement, which breach continues and remains uncured for 30 consecutive calendar days after Licensor gives written notice of such breach to Licensee or (ii) Licensee shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted against Licensee seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment or a receiver, trustee, or other similar official for it or for any substantial part of its property and such proceeding shall remain undismissed for a period of sixty (60) days; or Licensee shall institute such a proceeding; or Licensee shall take any corporate action to authorize any of the actions set forth above in this Section 5.1(ii).

         5.2 TERMINATION BY LICENSEE. Licensee may terminate the License granted hereby if Licensor breaches any of its representations or warranties under
Article III of this Agreement, which breach continues and remains uncured for 30 consecutive calendar days after Licensee gives written notice of such breach to Licensor.

         5.3 LICENSOR'S REMEDIES. Upon a breach by Licensee of any of its obligations under this Agreement or termination by Licensor pursuant to Section 5.1(ii), Licensor may seek relief in an action for specific performance or other equitable relief and/or maintain an action at law for damages, including, without limitation, consequential damages.



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         5.4 LICENSEE'S REMEDIES. Upon a breach by Licensor of any of the representations or warranties contained in Article III of this Agreement, Licensee's sole and exclusive remedy shall be to (i) draw down under the Letter of Credit in accordance with the provisions of Article IV and (ii) notwithstanding the provisions of Section 3.2, retain the Plans until Substantial Completion. Licensee shall have no other rights or remedies with respect to any such breach, at law, in equity or otherwise and in no event shall Licensor be liable to Licensee for any consequential damages.

                          ARTICLE VI - INDEMNIFICATION

         6.1 INDEMNIFICATION BY LICENSEE. Licensee shall indemnify, defend, save and hold Licensor, its officers, directors, employees, agents and affiliates harmless from and against any and all demands, claims, actions, losses, damages, liabilities, costs and expenses (including reasonable legal fees) (collectively, the "Damages") incurred by Licensor in connection with a breach by Licensee of any of its obligations under this Agreement. Notwithstanding the foregoing, Licensee shall not be obligated to indemnify Licensor for any Damages incurred solely as a result of (i) a breach by Licensor of any of its representations or warranties contained in Article III or (ii) the willful misconduct or gross negligence of Licensor. This indemnification obligation shall survive expiration or earlier termination of the License and/or this Agreement.

                           ARTICLE VII - MISCELLANEOUS

         7.1 NOTICE. Any notice required hereunder shall be hand delivered or sent by nationally recognized overnight courier, or certified United States mail, postage prepaid, to the parties, and shall be deemed to have been given upon depositing with the United States Post Office or delivered by overnight courier:

                  If to Licensee:

                           Smith/Packett Med-Com, Inc.
                           4415 Pheasant Ridge Road, SW, Suite 301
                           Roanoke, VA 24014
                           Phone: (417) 731-8373
                           Fax: (417) 731-7215

                  If to Licensor:

                           BCC Investments Corp, Inc.
                           c/o Balanced Care Corporation
                           5021 Louise Drive, Suite 200
                           Mechanicsburg, PA  17055
                           Att.: Legal Department
                           Phone: (717) 796-6100
                           Fax: (717) 796-6150



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         7.2 AMENDMENTS. This Agreement shall not be waived, amended or modified except by the written agreement of all of the parties hereto.

         7.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, including its statutes of limitation but without regard to its rules concerning conflicts of law.

         7.4 SEVERABILITY. Any invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions.

         7.5 BINDING AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and shall inure to the benefit of the parties hereto, their successors and assigns.

         7.6 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not control the interpretation of any term or condition hereof.

         7.7 ASSIGNMENT. Licensee may not assign its rights or obligations under this Agreement without the prior written consent of Licensor (which consent may be withheld in Licensor's sole and absolute discretion).

         7.8 COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts. Each full counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

         7.9 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and shall not inure to the benefit of any individual or entity not a party to this Agreement.

         7.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto as to the matters set forth herein. There are no other agreements or understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                                 BCC INVESTMENTS CORP., INC.
                                             Delaware corporation

                                                 By:
                                                    ----------------------------
                                                          Name, Title

                                                 SMITH/PACKETT MED-COM, INC., a
                                             Virginia corporation


                                                 By:
                                                    ----------------------------
                                                          Name, Title

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